UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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BUCYRUS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

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BUCYRUS 1100 Milwaukee Avenue · P.O. Box 500 South Milwaukee, Wisconsin 53172-0500, USA (+1) 414.768.4000
Talking Points for Town Hall / Small Employee Group Meetings
November 15, 2010
▪	Thanks for joining me [this morning/afternoon].
o	By now, you’ve all heard the news that Bucyrus has agreed to be acquired by Caterpillar. I know you have received the note from Tim Sullivan and likely have had the opportunity to read the press release.
▪	I just wanted to take this opportunity to reiterate some key points and then try to address your questions as best I can.
▪	I know many of you — like me — were surprised by this news.
o	Our Company has been performing well and I believe we all think we could have continued to have a bright future as an independent company.
o	It is precisely because we are such a well-respected company with a bright future that Caterpillar was attracted to us, and why it has offered our shareholders — the company’s owners — such a good price. It is clear that the Board decided that the offer was simply too compelling to pass up.
▪	This transaction will probably not close until the middle of next year.
o	This is important in that we are going to continue as an independent company for a number of months. Nothing in our day to day world changes immediately. Customers will continue to look to us for products and service and support and we need to continue to deliver for them as well as we always have.
o	Until we receive regulatory approvals and close the merger, we are still competitors with Caterpillar and we should continue to compete.
▪	Of course, I know that this news will create anxiety for some people.
o	Some or all of you may have even joined our company because we acquired the company where you used to work. The reality is, just as we valued the people at the companies we acquired, Caterpillar values our people and what you all do. They are also looking to us for expertise in the mining machinery space as they want to grow their presence in it. The mining sector is expected to do very well over the next several years and the last thing Caterpillar wants to do is disrupt our momentum.
▪	We expect that the vast majority of Bucyrus employees will have a long-term home in the new company.
o	Will everyone? No one can promise that. There will be some inevitable redundancies over time. The fact is I don’t know exactly how and when all of that will play out. But I do know that the Company will receive appropriate severance and be treated with respect and dignity.
▪	Caterpillar is a first-rate global company.
o	It has a strong 85-year history and employees — many of them second and third generation — who share many of our same core values.

BUCYRUS 1100 Milwaukee Avenue · P.O. Box 500 South Milwaukee, Wisconsin 53172-0500, USA (+1) 414.768.4000
▪	Caterpillar recognizes our Company’s strengths.
o	They are committed to building on Bucyrus as its principal platform for growth in the industry. Caterpillar intends to establish its global mining headquarters in Milwaukee, and they will maintain the Bucyrus brand for the principal Bucyrus legacy products as well as efficiently use our distribution infrastructure. These are all very important steps that speak volumes about the strength of our franchise.
▪	As part of this transaction, Bucyrus will become part of a larger, dynamic organization with 102,000 employees and tremendous global resources including 50 U.S. facilities and over 60 other locations, in 23 countries across the globe.
o	This is good for our customers, and it will provide substantial opportunities for many of our employees. And the outlook for the mining and machinery sector is good.
▪	While I know news like this is distracting and can cause concern, for now, keep in mind that it will be some time before there are any changes that may affect you.
o	Over the next weeks and months, we will learn more and communicate what we learn when we learn it. We ask that everyone stay focused on doing what we do best — serving our customers with the industry-leading products and exceptional service that they have come to know and expect from us.
▪	It is vital for all of us to remain connected and committed — this is the best way to have an impact on our potential future role in the larger company.
▪	This transaction is really a testament to the value that all of us as a team have created at Bucyrus. We should be proud of our contributions to that.
▪	With that, let’s open the meeting up for questions.

BUCYRUS 1100 Milwaukee Avenue · P.O. Box 500 South Milwaukee, Wisconsin 53172-0500, USA (+1) 414.768.4000
Additional Information Relating to Bucyrus and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Bucyrus by Caterpillar. In connection with the proposed merger, Bucyrus intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A, which will be mailed to stockholders of Bucyrus.
BUCYRUS STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders will be able to obtain free copies of the proxy statement (when available), as well as other filed documents, without charge, at the SEC’s website (http://www.sec.gov). Free copies of Bucyrus’s filings may be obtained by directing a request to Bucyrus’s Investor Relations by telephone to (414)768-4000, in writing to Bucyrus, Attention: Investor Relations, 1100 Milwaukee Avenue, South Milwaukee, WI 53172, by email to amalingowski@bucyrus.com or at Bucyrus’s website (http://www.bucyrus.com).
Bucyrus and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the stockholders of Bucyrus with respect to the proposed transaction. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction. Information regarding Bucyrus’s directors and executive officers is also available in Bucyrus’s definitive proxy statement for its 2010 Annual Meeting of Stockholders filed with the SEC on March 12, 2010. These documents are available free of charge at the SEC’s web site at http://www.sec.gov and from Investor Relations at Bucyrus.
Caution Concerning Forward-Looking Statements Relating to Bucyrus
Statements in this communication that relate to Bucyrus’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. These forward-looking statements may be identified by the use of predictive, future tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “will” or similar terms. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: (1) the inability to close the merger in a timely manner; (2) the inability to complete the merger due to the failure to obtain stockholder approval and adoption of the merger agreement and approval of the merger or the failure to satisfy other conditions to completion of the merger, including required regulatory approvals; (3) the failure of the transaction to close for any other reason; (4) the effect of the announcement of the transaction on Bucyrus’s business relationships, operating results and business generally; (5) the possibility that the anticipated synergies and cost savings of the merger will not be realized, or will not be realized within the expected time period; (6) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (7) diversion of management’s attention from ongoing business concerns; (8) general competitive, economic, political and market conditions and fluctuations; (9) actions taken or conditions imposed by the governmental or regulatory authorities; (10) adverse outcomes of pending or threatened litigation or government investigations; (11) the impact of competition in the industries and in the specific markets in which Bucyrus operates; and (12) other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the proxy statement to be mailed to Bucyrus’s stockholders Bucyrus’s filings with the SEC that are available on the SEC’s web site located at http://www.sec.gov, including the section entitled “Risk Factors” in Bucyrus’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Readers are strongly urged to read the full cautionary statements contained in those materials. All forward-looking statements attributable to Bucyrus are expressly qualified in their entirety by the foregoing cautionary statements. We assume no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.